Exhibit 10.10




                      MILACRON SUPPLEMENTAL EXECUTIVE
                        RETIREMENT PLAN, As Amended


    I.    Purpose

          The purpose of the Milacron Supplemental
          Executive Retirement Plan (the "Plan") is to provide supplemental retirement benefits to certain key employees of Milacron Inc. and its subsidiaries
          (the "Company") who meet the eligibility requirements of the Plan.

   II.    Definitions

          "Benefit Commencement Date" - shall be the date as determined by Article IX herein.

          "Compensation" - shall have the same meaning as that term is defined in the Milacron Retirement
          Plan, without regard to any dollar limitations and including employee deferrals under the Milacron
          Compensation Deferral Plan.

          "Compensation Committee" - shall mean the Compensation
          Committee of the Milacron Inc. Board of Directors.

          "Eligible Position" - shall mean the position of Chairman, President or Vice President of Milacron Inc. held by an individual who is first elected to the position of either Chairman, President or Vice President of Milacron Inc. prior to July 30, 1998 and who continues to hold any such position after July 30, 1998 or any specific position held by an individual subsequent to that individual's designation as a key employee by the Compensation Committee for purposes of this Plan.

          "Highest Average Compensation" - shall mean the highest average of the Participant's Compensation for three consecutive years.

          "Normal Retirement Date" - shall have the same meaning as that term is defined in the Milacron Retirement Plan.

          "Participant" - shall mean an individual eligible to participate in this Plan as set forth in Article V.

          "Years of Credited Service" - shall have the same meaning as that term is defined in the Milacron Retirement Plan.

          Solely for purposes of this Plan, the above terms that are defined in the Milacron Retirement Plan shall be applied to the Participant with respect to his employment with the Company, regardless of the Participant's eligibility under the Milacron
          Retirement Plan.

  III.    Effective Date/Plan Year

          This Plan will be effective beginning January 1, 1994.
          The Plan year shall coincide with the calendar year.

   IV.    Election

          Individuals may not participate in both this Plan and the Milacron Supplemental Pension Plan or the Milacron
          Supplemental Executive Pension Plan. Individuals eligible to participate in this Plan and the Milacron
          Supplemental Pension Plan or the Milacron Supplemental Executive Pension Plan must inform the Compensation Committee at the time of termination of the employment relationship between the Company and the individual as to which plan the individual shall participate.

    V.    Eligibility

          An individual shall be eligible to participate in the Plan and thus become a "Participant" if:

          A.   The individual holds or has held an Eligible
               Position; and,

                 (i)  the individual remains in the employ of
                      the Company at least until his Normal
                      Retirement Date; or,

                (ii)  the individual is an employee of the
                      Company on or after his 55th birthday and has at least ten (10) Years of Credited
                      Service with the Company; or,

               (iii) the individual terminates employment with the Company due to disability as set forth in Article VIII, below. Or,

          B.   The individual dies while holding an Eligible
               Position as set forth in Article X, below.

   VI.    Benefit

          Participants who have ten (10) Years of Credited
          Service or more as an officer of Milacron
          Inc. shall receive as the annual benefit as of the Benefit Commencement Date the greater of: (i) one percent (1%) of the Participant's Highest Average
          Compensation for each Year of Credited Service the Participant served as an officer of Milacron
          Inc., however, in no event shall this annual benefit exceed ten percent (10%) of the Participant's Highest
          Average Compensation; or, (ii) an amount necessary to increase the Participant's combined annual benefits under this Plan, the Milacron Retirement Plan, the Milacron Retirement Savings Plan, the Milacron
          Compensation Deferral Plan and the Milacron Inc.
          Supplemental Retirement Plan to fifty-two and one half percent (52.5%) of the Participant's Highest Average Compensation.

          For purposes of this Plan, the Participant's vested account balance, if any, attributable to Employer Basic
          Contributions under the Milacron Retirement Savings Plan and Basic Credits and Discretionary Credits under the Milacron Compensation Deferral Plan will be converted to an actuarially equivalent annual benefit payable for the Participant's lifetime commencing at the Participant's Benefit Commencement Date, determined based on the actuarial assumptions used to calculate lump sum amounts as set forth in the Milacron Retirement Plan.

          All other Participants shall receive as the annual benefit as of the Benefit Commencement Date, one percent (1%) of the Participant's Highest Average Compensation for each Year of Credited Service the Participant served in an Eligible Position, however, in no event shall this annual benefit exceed ten percent (10%) of the Participant's Highest Average Compensation.

  VII.    Maximum Benefit

          In no event shall a Participant receive total combined annual benefits from this Plan, the Milacron Retirement Plan, the Milacron Retirement
          Savings Plan (as determined under Article VI), the Milacron Compensation Deferral Plan (as determined under Article VI) and the Milacron Inc. Supplemental Retirement Plan in excess of 60% of the Participant's Highest Average Compensation and benefits from this Plan shall be reduced accordingly, if necessary.

 VIII.    Disability

          An individual who terminates employment with the Company due to disability prior to his 55th birthday will be a Participant if:

            (i) the individual at the time of disability held an Eligible Position; and

           (ii)  the individual has ten (10) years Credited
                 Service with the Company; and

          (iii) the disability is certified by a physician or physicians designated by the Compensation
                 Committee.

   IX.    Benefit Commencement Date

          Except as otherwise stated in this Article IX and
          Article X, benefits shall commence on a Participant's
          Normal Retirement Date.

          For those Participants retiring prior to their Normal
          Retirement Date, benefits shall commence upon the date of retirement and shall not be actuarially reduced.

          Benefits to a Participant who terminates employment with the Company due to disability prior to age 55 shall commence upon the date the Participant begins receiving benefits from the Milacron Retirement Plan or would be eligible to receive benefits from the Milacron Retirement Plan if he participated therein.

    X.    Death

          An individual who dies while employed by the Company and who is not otherwise a Participant in this Plan shall be a Participant if:

            (i) the individual holds an Eligible Position at the time of death; and,

           (ii) the individual was at the time of his death vested in the Milacron Retirement
                 Plan or the Milacron Retirement
                 Savings Plan.

          If a Participant dies prior to commencement of benefits under this Plan and the Participant is survived by a spouse to whom he was married on the date he became vested under this Plan, the Participant's surviving spouse shall receive monthly benefits under this Plan, at the time benefits may begin to the surviving spouse under the Milacron Retirement Plan, in the form of a life annuity in the amount of fifty percent (50%) of the Participant's benefits under this Plan (with a reduction for commencement prior to the date the Participant would have attained age 55, with such reduction determined in accordance with the Milacron Retirement Plan), determined in accordance with Article VI.

   XI.    Payment Options

          Benefits shall be paid to Participants on a monthly basis. Participants who are single shall receive benefits under this Plan in the form of a life annuity. Participants who are married shall receive benefits in the form of a fifty (50%) percent joint and survivor annuity which shall not be actuarially reduced; however, the benefit to the Participant's spouse shall be available only if the Participant is survived by a spouse to whom he was married on the date he became vested under this Plan.

  XII.    Vesting

          Unless forfeited pursuant to Article XIII, a Participant's benefit shall become vested -

            (i)  on his Normal Retirement Date; or

           (ii) on the date he reaches age 55 and has at least ten (10) Years of Credited Service with the Company; or

          (iii) on the date of termination of employment due to disability or death.

          If a Participant no longer holds an Eligible Position, but remains an employee of the Company, the Participant's service in the Eligible Position and his resulting benefit under this Plan shall not be forfeited.

 XIII.    Fraud

          In the event that a Participant shall at any time be dismissed for, or convicted of a crime involving, dishonesty or fraud on his part in his relationship with the Company, all benefits which would otherwise be payable to him under the Plan shall be forfeited.

  XIV.    Competition

          By accepting payment of any benefit under the Plan the Participant agrees not to be employed, or consult, in any business which is, or is about to be, engaged in a business of the same or substantially the same nature as the businesses of the Company without prior written consent of the Company, and breach of this agreement by the Participant shall be cause for termination of payment of benefits under the Plan.

   XV.    Funding

          The Plan shall be unfunded and benefits shall be paid only from the general assets of the Company.

  XVI.    Administration

          The general administration of this Plan and the responsibility for carrying out and interpreting the provisions hereof shall be vested in the Compensation Committee. The Compensation Committee may adopt such rules and regulations as it may deem necessary for the proper administration of this Plan, which are not inconsistent with the provisions hereof, and its decision in all matters shall be final, conclusive and binding.

 XVII.    Amendment and Termination

          The Board of Directors reserves in its sole and exclusive discretion the right at any time and from time to time to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant, provided however, that no amendment or termination of this Plan shall impair the right of any Participant to receive benefits which have become vested prior to such amendment or termination.

XVIII.    Miscellaneous

          (a) Nothing contained in this Plan guarantees the continued employment of a Participant with the Company.

          (b) No benefit hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

          (c) If a Participant entitled to receive a benefit under this Plan is deemed by the Compensation Committee or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such payments shall be paid to such person or persons as the Compensation Committee shall designate or to the duly appointed guardian or other legal representative of such Participant. Such payment shall, to the extend made, be deemed a complete discharge for such payments under this Plan.

          (d) Payments made under this Plan shall be subject to withholding as shall at the time be required under any income tax or other laws, whether of the United States or any other jurisdiction.

          (e) All expenses and costs in connection with the operation of this Plan shall be borne by the Company.

          (f) The provisions of this Plan shall be construed according to the laws of the State of Ohio.

          (g) The masculine pronoun wherever used herein shall include the feminine gender and the feminine shall include the masculine and the singular number as used herein shall include the plural and the plural shall include the singular unless the context clearly indicates otherwise.

          (h) The titles and headings used herein are for convenience of reference only and in case of any conflict, the text of this Plan, rather than such titles or headings, shall be controlling.